SECUITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                               September 29, 2002


                           Hartland Investments, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                              State File # 2900227
                 (State or other jurisdiction of incorporation)

                   0-30473                             98-0221494
            (Commission file No.)                  (IRS employee ID)

                       14110 N. Dallas Parkway, Suite 365
                               Dallas, Texas 75254
              (Address of principal executive offices and Zip Code)


                               9521 21st Street SE
                                Calgary, Alberta
                                 Canada T2C 4B1
                (Previous address of principal executive offices)



                                 (972) 726-9203
              (Registrant's telephone number, including area code)

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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT

On September 26, 2002, Yarek Bartosz transferred 1,157,000 shares of common stock which he owned to Gust Kepler in consideration of $100.00. Prior to transferring the foregoing 1,157,000 shares of common stock constituted, Mr. Bartosz owned 1,173,000 shares of common stock.. Therefore after the foregoing transaction, Mr. Bartosz owns 15,100 shares of common stock. Further, after the foregoing transaction, there were 1,250,000 shares outstanding and the following person owns 5% or more of the total outstanding shares of the Company.

         Gust Kepler                              92.7%

ITEM 5.  OTHER EVENTS

As a result of the matters described in Item 1, Yarek Bartosz resigned as the Company's President, Vice President, and Secretary, and Gust Kepler was appointed President, Vice President, and Secretary.

As a result of the death of the previous auditor, the officers and directors of the company appoint Turner Stone & Company, certified Public Accountants as auditor to the company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1     Stock Purchase Agreement

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:   September 26, 2002


                           Hartland Investments, Inc.

                           By:  /s/  Gust Kepler
                               ---------------------------------------
                               Gust Kepler, President, Vice President,
                               And Secretary